EXHIBIT 10.1

International Smart Sourcing, Inc.
320 Broad Hollow Road
Farmingdale, NY 11735

July 29, 2008

Network 1 Financial Securities Inc
2 Bridge Ave
Red Bank New Jersey 07701
Attn: William Hunt President

     Re:     Acquisition of Network 1 Financial Securities Inc (NETW)

Dear Bill:

     This letter confirms our understanding (“LOI”) in connection with the proposed purchase of 100% of the capital stock of Network 1 Financial Securities Inc. (NETW), a Texas Corporation, by International Smart Sourcing, Inc. (“ISSI”).

1. Terms. ISSI agrees to purchase 100% of the issued and outstanding capital stock of NETW for the issuance of 22,000,000 shares of common stock of ISSI. Price hereunder shall be subject to its due diligence review and the completion of NETW’s audited financial statements for the years ended June 30 ,2008 and June 30 2007 both of which shall be satisfactory to ISSI.

2. Payment of Purchase Price. At the Closing of the Transaction, ISSI shall cause its transfer agent to issue the securities comprising the purchase price.

3. Post-Acquisition Management Structure. Upon the closing of the Transaction, ISSI’s Board of Directors will be comprised of two current directors of ISSI or its designees and three designees of NETW’s current controlling shareholders.

4. Post-Acquisition Capital Structure of ISSI. Following the closing of the Transaction, ISSI shall have an aggregate of 32,974,435 shares of common stock outstanding.

5. Definitive Acquisition Agreement. ISSI and NETW will prepare and sign a definitive acquisition agreement (the “Acquisition Agreement”) which agreement will contain customary representations and warranties.

6. Liquidity. At the closing of the Transaction (the “Closing”), ISSI will have cash on hand and no liabilities other than those disclosed in its 10-Q for the quarter ended June 30, 2008 (or any subsequently filed financial statement filed under the Securities Exchange Act of 1934 as amended) and those incurred in the ordinary course of business. ISSI will be current in all of their 1934 Act filings.

7. No-Shop.

     (a) NETW (including any of their respective representatives, agents or affiliates) hereby agree, from the date hereof until September 30, 2008 that they will not enter into any agreement to acquire any other entity or substantially all of the assets of any other entity without the prior consent of ISSI.

     (b) ISSI hereby agrees from the date hereof until the Closing, that it will not enter into any discussions and/or negotiations pertaining to the acquisition of any entity which would result in the issuance or more the 5% of the capital stock of ISSI.

     This No-Shop provision shall be binding on both parties provided that the Closing occurs no later than September 30, 2008.

8. Confidentiality. Each of the parties understands that this LOI and the terms hereof are confidential and shall not be disclosed to any third party without the express written consent of the other party unless required by law. In the event that ISSI, as a reporting company under Section 12 of the Securities Exchange Act of 1934, is required to issue a press release or other disclosure, the NETW shall be given the opportunity to review such release.

9. Expenses. Each Party recognizes that they shall be responsible for their own fees and expenses incurred in connection with the Transaction.

10. Miscellaneous.

     a. The representations and warranties contained herein shall be true and accurate as of the date hereof and as of the Closing Date.

     b. This LOI may not be modified or amended except in writing signed by all parties.

     c. This LOI shall be governed by and interpreted under the laws of the State of New York.

     d. This LOI shall be legally binding with respect to Section 7 hereof.

     If the above correctly reflects our understanding and agreement with respect to the foregoing matters, please so confirm by signing this letter agreement in the space provided below, effective as of the date first mentioned above.

Very truly yours,
International Smart Sourcing, Inc.

By:	/s/ David Hale
Name: David Hale
Title: Chairman of the Board of Directors, President

AGREED AND ACCEPTED:

Network 1 Financial Securities Inc.

By:	/s/ William Hunt
Name: William Hunt
Title: President